TOPO! map printed on 10/20/04 from "NEVADA.tpo" and "Untitled.tpg"


115°33.000' W
115°32.000' W
115°31.000' W
WGS84 115°30.000' W
35°49.000' N
35°48.000' N
Smithsonite Mine
Shenandoah Mine
Mobile Mine
WHALE MINE
WHALE 1
WHALE 2
R 57E
R 58E
T 24 S
T 25 S
PROSPECTS
GRAVEL PIT
4 WD
Kirby
Wash
VALLEY
ROAD
Bill Nye Mine
161
TAO MINERALS LTD.
WHALE PROPERTY
CLARK COUNTY, NEVADA
CLAIM MAP
SCALE: As Shown
DATE: Oct. 17, 2004
FIGURE: 2
0 .5 1 MILE
0 1000 FEET 0 500 1000 METERS
TN MN 13½°

Printed from TOPO! ©2001 National Geographic Holdings (www.topo.com)